UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020 (May 14, 2020)

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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.
☐

Item 1.01.  Entry into a Material Definitive Agreement.

On May 14, 2020, Molina Healthcare, Inc. (the "Company") entered into a Seventh Amendment (the “Seventh Amendment”) to its existing Credit Agreement dated as of June 12, 2015 (as amended, the “Credit Agreement”), by and among the Company, the Guarantors party thereto, the Lenders party thereto, and Truist Bank (successor by merger to SunTrust Bank), in its capacity as Administrative Agent.
The Seventh Amendment amended the Credit Agreement as follows:

●	All references to “SunTrust Bank” were replaced with references to “Truist Bank (successor by merger to SunTrust Bank)”;

●	Certain defined terms were added and/or revised to reflect applicable regulations and financial institution authorities specific to the United Kingdom;

●	The definition of “Bail-In-Legislation” was revised to include Part I of the United Kingdom Banking Act of 2009 (as amended from time to time);

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The definition of “Write-Down and Conversion Powers” was revised to include any powers of a public administrative authority responsible for the resolution of a UK Financial Institution (as defined in the Credit Agreement) under the Bail-In-Legislation;

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The definition of “364 Day Bridge Senior Unsecured Indebtedness” was revised to allow the Company’s use of an unsecured bridge facility in an aggregate principal amount not to exceed $400,000,000 to finance a portion of the purchase price associated with the previously announced acquisition from Magellan Health, Inc. of the Magellan Complete Care business, to pay certain related expenses and  for certain related uses;

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The negative covenant in Section 7.13(b) was revised to remove the reference to the Company’s ability to use proceeds from the 364 Day Bridge Senior Unsecured Indebtedness to repurchase the Company’s 1.125% Cash Convertible Senior Notes due 2020, since such notes are no longer outstanding and, under the revised definition of “364 Day Bridge Senior Unsecured Indebtedness”, such repurchase is no longer a permitted use of proceeds; and

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Section 11.19 was added requiring parties to the Credit Agreement to acknowledge and agree to respect the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act to the extent a Loan Document (as defined in the Credit Agreement) that provides support for a qualified financial contract is subject to regulations promulgated thereunder.

As of the date of the Seventh Amendment, no Guarantors were parties to the Credit Agreement.  The foregoing summary of the Seventh Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Seventh Amendment, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
10.1
Seventh Amendment to Credit Agreement, dated as of May 14, 2020, by and among Molina Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto, and Truist Bank (successor by merger to SunTrust Bank), in its capacity as Administrative Agent.

104	Cover page information from Molina Healthcare, Inc.’s Current Report on Form 8-K filed on May 15, 2020 formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 15, 2020	By:	/s/ Jeff D. Barlow
Jeff D. Barlow, Chief Legal Officer and Secretary